Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in eachProspectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statements of Additional Information in Post-Effective Amendment No. 232 to the Registration Statement (Form N-1A, No. 033-23166) of Morgan Stanley Institutional Fund, Inc. and to the incorporation by reference of our reports, dated February 27, 2020, onActive International Allocation Portfolio, Advantage Portfolio, Asia Opportunity Portfolio, China Equity Portfolio, Emerging Markets Breakout Nations Portfolio, Emerging Markets Fixed Income Opportunities Portfolio, Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Emerging Markets Small Cap Portfolio, Frontier Markets Portfolio, Global Advantage Portfolio, Global Concentrated Portfolio, Global Concentrated Real Estate Portfolio, Global Core Portfolio, Global Counterpoint Portfolio, Global Endurance Portfolio, Global Franchise Portfolio, Global Infrastructure Portfolio, Global Opportunity Portfolio, Global Permanence Portfolio, Global Real Estate Portfolio, Global Sustain Portfolio, Growth Portfolio, Inception Portfolio, International Advantage Portfolio, International Equity Portfolio, International Opportunity Portfolio, International Real Estate Portfolio, Multi-Asset Portfolio, Real Assets Portfolio, U.S. Real Estate Portfolio, US Core Portfolio(thirty-two of the thirty-four)portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2020